NETGURU, INC.
                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887

                                November 27, 2000



Mr. Robert I. Rabinowitz
First Montauk Securities Corp.
328 Newman Springs Road
Red Bank, NJ  07701

         Re:      Consulting Services
         ---      -------------------

Dear Mr. Rabinowitz:

         This letter will confirm our understanding regarding consulting services provided by First Montauk Securities Corp. ("First Montauk") in connection with the investment (the "Investment") made by Peter R. Kellogg in netGuru, Inc. (the "Company") on the date hereof. In that regard, in full consideration of all services provided by First Montauk in connection with the Investment, the Company hereby issues to you warrants to purchase an aggregate of 200,000 shares of the Company's Common Stock, $.01 par value per share, pursuant to the terms set forth in the attached form of Warrant. Pursuant to your request, we will issue the Warrants to the following persons/entities in the amounts indicated:

         George B. Lucas, Jr.                80,000
         Russell J. Lucas                    80,000
         Eleanor Harvey                       7,500
         Kathleen Heine                       7,500
         Brett Flynn                          5,000
         First Montauk                       20,000

         Kindly acknowledge your consent to the foregoing by executing the enclosed copy of this letter where indicated and returning the same to my attention.

                                                      Sincerely yours,


                                                      /S/ Amrit Das
                                                      -----------------------
                                                      Amrit Das
                                                      Chief Executive Officer


AGREED AND ACCEPTED THIS 27th
DAY OF NOVEMBER, 2000

First Montauk Securities Corp.


By: /S/ Robert I. Rabinowitz
    ----------------------------------------
    Robert I. Rabinowitz
    Managing Partner